Exhibit 99.1
PRESS RELEASE

CONTACT INFORMATION

Investor Relations

Contact:	Mary Kay Ladone, Senior Vice President, Corporate Development, Strategy and Investor Relations	Contact:	Lorna Williams, Executive Director, Investor Relations and Strategy
Phone:	312-819-9387	Phone:	312-233-7799
Email:	marykay.ladone@hillrom.com	Email:	lorna.williams@hillrom.com

Media

Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	howard.karesh@hillrom.com

HILLROM’S FISCAL SECOND QUARTER FINANCIAL RESULTS EXCEED GUIDANCE

Hillrom Supports Global COVID-19 Response With New Critical Care Products
and Expanded Production

Company Provides Financial Update on COVID-19

CHICAGO, May 1, 2020 – Hillrom (NYSE: HRC) today announced financial results for its fiscal second quarter ended March 31, 2020, and provided a business and financial update regarding the impact of the evolving COVID-19 pandemic.

For the fiscal second quarter, Hillrom reported earnings of $0.70 per diluted share compared to $0.74 per diluted share in the prior-year period. On an adjusted basis, excluding special items, earnings of $1.28 per diluted share rose 12 percent from $1.14 per diluted share in the prior-year period, and exceeded the company’s guidance range of $1.14 to $1.16 per diluted share. Adjustments to reported earnings are detailed in the reconciliation schedules provided.

“During this unprecedented and challenging period, Hillrom’s mission of enhancing outcomes for patients and caregivers has never been more vital. I am extremely proud of the entire Hillrom organization, their dedication, and extraordinary contributions team members are making to support our customers as we fight this pandemic. We rapidly expanded production of critical care products, pivoted R&D efforts, and are now introducing a spectrum of new products to meet unique COVID-19 treatment challenges,” said John Groetelaars, Hillrom president and CEO. “We remain confident in our ability to navigate this uncertain business and healthcare environment. The combination of our financial strength, diverse portfolio of innovative products, services and solutions, and exceptional execution, underscores our unwavering commitment to enhancing value for stakeholders.”

Fiscal Second Quarter 2020 Financial Results

In the fiscal second quarter, worldwide reported revenue of $723 million increased 1 percent on a reported basis and increased 2 percent on a constant currency basis, reflecting the impact of the 2019 divestiture of the surgical consumables business. Hillrom’s core revenue advanced 6 percent, above the company’s guidance of approximately 4 percent core growth, and included the contribution from recent acquisitions of approximately 200 basis points and estimated revenue of approximately $15 million related to COVID-19. Core revenue excludes foreign currency, divestitures, and non-strategic assets the company may exit, including the Surgical Solutions international OEM business.

By reporting segment

•Patient Support Systems revenue of $382 million increased 6 percent on a reported basis and 7 percent on a constant currency basis. Core revenue increased 8 percent, primarily driven by double-digit growth of med-surg and specialty bed systems, including the Centrella® Smart+ Bed and Progressa® bed system for the ICU, and the company’s care communications Voalte mobile platform.

•Front Line Care generated revenue of $258 million, an increase of 6 percent on a reported basis and 7 percent increase on a constant currency basis. Strong performance reflects broad-based global strength across Welch Allyn® vital signs monitoring equipment and respiratory health products, including thermometry, blood pressure monitoring, and the Life2000® non-invasive ventilator.

•Surgical Solutions revenue of $83 million declined 26 percent on a reported basis, and 25 percent on a constant currency basis, reflecting the surgical consumables divestiture. Core revenue declined 3 percent, as strong growth in the U.S. was offset by timing of large capital projects in select markets.

Supporting the Global Response to COVID-19

Hillrom is committed to mobilizing its resources and supporting customers, caregivers and patients with decisive actions in the global response to COVID-19, including the following initiatives:

•Pivoting R&D efforts to introduce several innovative solutions in response to the surge in COVID-19 treatment challenges. Accomplishments include:

◦Receiving U.S. Food and Drug Administration Emergency Use Authorization for a new closed-circuit design using a bacterial-viral filter for oscillation and lung expansion therapy with the MetaNeb® System to reduce cross contamination from escaped aerosolized particles.

◦Adding a new feature to the Connex® Vital Signs Monitor to digitally capture a patient’s respiratory rate; and including a remote monitoring platform to simplify connectivity to the recently launched Welch Allyn® Spot® 4400 Vital Signs Monitor, allowing clinicians to remotely receive a complete set of vitals, including SPO2, temperature and blood pressure.

◦Launching a remote mobile software solution, Voalte Extend™, to respond to customers’ emergent needs to connect patients and caregivers from a mobile device in makeshift care areas while limiting unnecessary exposure.

◦Partnering with AgileMD, a developer of EHR-integrated web and mobile applications for point-of-care use, to offer a digital COVID-19 solution, including clinical pathways and predictive analytics through an EHR-integrated software platform.

◦Adapting Hillrom patient positioning equipment for use in the ICU and med-surg environments to offer clinically proven prone movement and positioning capabilities for both ventilated and non-ventilated patients. Prone positioning is emerging as an important strategy in the treatment and survival rates of COVID-19 patients.

•Ramping up production with the goal of increasing capacity of the Life2000 non-invasive ventilator five-fold on an annualized basis, and more than doubling production of other critical care products, including ICU and med-surg hospital beds, patient monitoring devices, and physical assessment tools and consumables to meet increased demand. With these efforts, Hillrom is adding more than 300 permanent and temporary positions to its global workforce.

•Working collaboratively with the U.S. Department of Health and Human Services and Federal Emergency Management Agency to supply at least 3,400 Life2000 non-invasive ventilators.

•Executing business continuity plans and working with global supply chain partners to successfully meet customer demand, while minimizing the potential for manufacturing or supply chain disruption.

•Implementing a comprehensive global action plan, including proactive measures to protect employees' health and safety while providing front-line support to healthcare providers and ensuring products are available when and where customers and patients need them.

•Supporting global COVID-19 relief efforts by contributing approximately $6 million through both monetary and critical medical product donations.

Recent Highlights

During the quarter the company also achieved several key milestones aimed at advancing Hillrom’s innovation, transforming the portfolio and delivering sustainable value to shareholders. Highlights include:

•Achieving more than $260 million in new product revenue through the first six months of fiscal 2020. Contributing to this performance were several innovative products including the company’s portfolio of smart beds, vital sign monitoring devices, respiratory and vision products, as well as Integrated Table Motion for the da Vinci Xi® Surgical System.

•Launching the Welch Allyn Spot Vital Signs 4400 device, a next-generation vital signs device for ambulatory and emergency department settings in the U.S. and Canada. With its critical blood-pressure averaging feature, the new multi-parameter device quickly and accurately detects hypertension while digitally capturing other key vitals – temperature, pulse rate and pulse oximetry – in less than one minute. Vitals information can easily be sent to the patient's electronic medical record.

•Completing the acquisition of Excel Medical, which brings to Hillrom a medical device integration platform, real-time waveforms and a suite of alarm management tools to put actionable data into the hands of caregivers to improve patient outcomes. This acquisition further expands the company’s digital platform to improve clinical workflow, provides greater access and assimilation of real-time patient data and predictive analytics, and offers vendor-neutral interoperability.

•Being honored for Hillrom’s commitment to corporate and social responsibility and workplace excellence by being named a “Winning” company by 2020 Women on Boards, the highest recognition possible for director diversity.

•Delivering significant value to shareholders through increased dividends and share repurchases. Hillrom raised its dividend for the tenth consecutive year and returned $99 million to shareholders through dividends and share repurchases during the first six months of fiscal 2020. The company’s strong financial position is supported by a healthy balance sheet, including $291 million in cash and cash equivalents, and revolving credit facilities totaling $1.2 billion that can used to address additional capital needs as necessary.

2020 Financial Outlook

Hillrom has seen an increase in demand across many areas of the portfolio, which has continued into the fiscal third quarter; however, it is now also experiencing project delays, primarily in its Surgical Solutions and Care

Communications businesses, and impacts to other products as a result of fewer physician office visits. As a result, and given the ongoing uncertainty, scope and evolving nature of the pandemic, Hillrom is not in a position to reasonably estimate the net effect of these dynamics on its full-year operations and financial results at this time. Hillrom will continue to actively monitor and assess business operations and will provide additional information as appropriate. Hillrom remains confident in the long-term underlying strength of its business portfolio, its strategic direction and future growth prospects.

Discussion of Adjusted Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP), Hillrom routinely provides gross margin, operating margin, income tax expense, and earnings per diluted share results on an adjusted basis because the company’s management believes these measures contribute to an understanding of our financial performance, provide additional analytical tools to understand our results from core operations and reveal underlying operating trends. These measures exclude strategic developments, acquisition and integration costs and related fair value adjustments, gains and losses associated with disposals of businesses or significant product lines, regulatory costs related to updating existing product registrations to comply with the European Medical Device Regulations, special charges, the transitional impacts of U.S. tax reform legislation, changes in tax accounting methods, other tax law changes and expenses associated with these tax items, the impacts of significant litigation matters, and other unusual events. The company also excludes expenses associated with the amortization of purchased intangible assets. These adjustments are made to allow investors to evaluate and understand operating trends excluding their impact on operating income and earnings per diluted share.

Management uses these measures internally for planning, forecasting, and evaluating the performance of the business. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Reconciliations of GAAP measures to adjusted measures appear in the financial tables of this release.

The company also routinely provides earnings per diluted share guidance on an adjusted basis. This excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be $1.28-$1.34 per diluted share for the fiscal year 2020. Management also does not include adjusted items such as strategic developments, acquisition and integration costs, special charges, and other special items or unusual items in our guidance because such items are evaluated on an ongoing basis, can be highly variable and cannot be reasonably predicted. As such, prospective quantification of these items is not feasible, and a full reconciliation of non-GAAP earnings per diluted share guidance to GAAP earnings per diluted share has not been provided. However, as a result of acquisitions, our ongoing portfolio and business optimization initiatives, and any change to the transitional impacts from U.S. tax reform legislation, we do expect adjusted items we have not predicted to potentially be significant to our GAAP measures including gross margin, operating margin, income tax expense and earnings per diluted share.

The company also presents certain results on a constant currency basis, which compares results between periods as if foreign currency exchange rates had remained consistent period-over-period. Management monitors sales performance on an adjusted basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars. Management calculates constant currency by applying the foreign currency exchange rate for the prior period to the local currency results for the current period. Management believes that evaluating growth in net revenue on a constant currency basis provides an additional and meaningful assessment to both management and investors.

Conference Call Webcast and Dial-in Information

The company will host a conference call and webcast today beginning at 7:30 a.m. (CT) / 8:30 a.m. (ET).

Conference Call Audio Only Dial-in Information: To participate in the conference call, dial (844) 654-5620 (domestic) or (647) 253-8654 (international). Please dial into the call at least 10 minutes prior to the start to allow time to connect. The confirmation code is 4311864.

Webcast: A simultaneous webcast of the call will be accessible via the company's website at www.hillrom.com. A supplementary presentation will be posted to the Hillrom website prior to the webcast.
A recording of the webcast/call audio will be available for telephone replay through May 14, 2020. To access the replay, dial (800) 585-8367 (domestic) or (416) 621-4642 (international). For the replay, callers will need to use confirmation code 4311864. If you are unable to listen to the live webcast or the telephone replay, the webcast will be archived at www.hillrom.com.

About Hillrom

Hillrom is a global medical technology leader whose 10,000 employees have a single purpose: enhancing outcomes for patients and their caregivers by advancing connected care. Around the world, our innovations touch over 7 million patients each day. They help enable earlier diagnosis and treatment, optimize surgical efficiency and accelerate patient recovery while simplifying clinical communication and shifting care closer to home. We make these outcomes possible through connected smart beds, patient lifts, patient assessment and monitoring technologies, caregiver collaboration tools, respiratory health devices, advanced operating room equipment and more, delivering actionable, real-time insights at the point of care. Learn more at hillrom.com.

Disclosure Regarding Forward-Looking Statements

Certain statements herein contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding the company's future plans, proposed divestitures, product launches, objectives, beliefs, expectations, representations and projections. It is important to note that forward-looking statements are not guarantees of future performance, and the company's actual results could differ materially from those set forth in any forward-looking statements. The company’s actual results also could be materially adversely impacted by the length and severity of the COVID-19 pandemic, and related impacts on the company’s business, results of operations, financial condition and prospects. For a more in-depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company’s previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The company assumes no obligation to update or revise any forward-looking statements, unless required by law.

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Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share data, unaudited)

	Three Months Ended March 31		Six Months Ended March 31
	2020	2019	2020	2019
Net Revenue
Product sales and service	$647.0	$636.5	$1,261.3	$1,248.1
Rental revenue	76.2	77.7	146.9	149.6
Total net revenue	723.2	714.2	1,408.2	1,397.7

Cost of Net Revenue
Cost of goods sold	317.2	322.7	623.5	639.0
Rental expenses	38.5	38.9	75.5	76.1
Total cost of net revenue (excludes acquisition-related intangible asset amortization)	355.7	361.6	699.0	715.1

Research and development expenses	34.4	36.6	65.9	69.8
Selling and administrative expenses	209.9	203.9	406.7	396.2
Acquisition-related intangible asset amortization	27.1	27.3	53.8	53.0
Special charges	8.8	3.5	16.6	11.5
Operating Profit	87.3	81.3	166.2	152.1

Interest expense	(19.1)	(21.8)	(38.5)	(43.1)
Loss on extinguishment of debt	—	—	(15.6)	—
Investment income (expense) and other, net	(11.4)	1.2	(12.7)	1.3

Income Before Income Taxes	56.8	60.7	99.4	110.3

Income tax expense	9.9	11.2	12.7	18.6

Net Income	$46.9	$49.5	$86.7	$91.7

Net Income per Basic Common Share	$0.70	$0.74	$1.30	$1.37

Net Income per Diluted Common Share	$0.70	$0.74	$1.29	$1.36

Average Basic Common Shares Outstanding (in thousands)	66,685	66.696	66,731	66.866

Average Diluted Common Shares Outstanding (in thousands)	67,218	67,344	67,309	67,525

Hill-Rom Holdings, Inc. and Subsidiaries
Revenue Constant Currency
(In millions, unaudited)

					U.S.	OUS
	Three Months Ended March 31		Change As Reported	Constant Currency	Change As Reported	Change As Reported	Constant Currency
	2020	2019

Net Revenue:
Product sales and service	$647.0	$636.5	1.6%	2.6%	3.4%	(1.9)%	1.1%
Rental revenue	76.2	77.7	(1.9)%	(1.7)%	(1.6)%	(4.9)%	(2.9)%
Total net revenue	$723.2	$714.2	1.3%	2.2%	2.7%	(2.0)%	0.9%

Net Revenue:
Patient Support Systems	$382.1	$359.6	6.3%	7.2%	8.3%	0.4%	4.1%
Front Line Care	258.2	243.1	6.2%	7.0%	5.3%	8.4%	10.8%
Surgical Solutions	82.9	111.5	(25.7)%	(24.6)%	(31.6)%	(19.7)%	(17.4)%
Total net revenue	$723.2	$714.2	1.3%	2.2%	2.7%	(2.0)%	0.9%

OUS - Outside of the United States

					U.S.	OUS
	Six Months Ended March 31		Change As Reported	Constant Currency	Change As Reported	Change As Reported	Constant Currency
	2020	2019

Net Revenue:
Product sales and service	$1,261.3	$1,248.1	1.1%	1.8%	3.4%	(3.7)%	(1.4)%
Rental revenue	146.9	149.6	(1.8)%	(1.5)%	(1.3)%	(5.5)%	(3.5)%
Total net revenue	$1,408.2	$1,397.7	0.8%	1.4%	2.8%	(3.7)%	(1.5)%

Net Revenue:
Patient Support Systems	$726.3	$700.6	3.7%	4.4%	7.9%	(8.0)%	(5.3)%
Front Line Care	512.8	476.5	7.6%	8.1%	6.1%	11.2%	12.9%
Surgical Solutions	169.1	220.6	(23.3)%	(22.3)%	(31.4)%	(15.4)%	(13.3)%
Total net revenue	$1,408.2	$1,397.7	0.8%	1.4%	2.8%	(3.7)%	(1.5)%

OUS - Outside of the United States

Hill-Rom Holdings, Inc. and Subsidiaries
Reconciliation: Earnings Per Share
(In millions, except per share data, unaudited)

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
GAAP Basis	12.1%	$56.8	$9.9	$0.70	11.4%	$60.7	$11.2	$0.74
Adjustments:
Acquisition and integration costs and related fair value adjustments	0.4%	2.7	0.7	0.03	0.2%	1.6	0.3	0.02
Acquisition-related intangible asset amortization	3.7%	27.1	6.6	0.31	3.8%	27.3	6.4	0.30
Field corrective actions	0.2%	1.4	0.4	0.01	—%	—	—	—
Regulatory compliance costs	0.7%	4.8	1.2	0.05	0.5%	3.3	0.9	0.04
Special charges	1.2%	8.8	2.3	0.10	0.5%	3.5	0.9	0.04
Pension settlement expense	—%	8.5	2.0	0.09	—%	—	—	—
Litigation settlement	—%	(1.2)	(0.3)	(0.01)	—%	—	—	—
Adjusted Basis	18.3%	$108.9	$22.8	$1.28	16.4%	$96.4	$19.7	$1.14

	Six Months Ended March 31, 2020				Six Months Ended March 31, 2019
	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS	Operating Margin	Income Before Income Taxes	Income Tax Expense	Diluted EPS
GAAP Basis	11.8%	$99.4	$12.7	$1.29	10.9%	$110.3	$18.6	$1.36
Adjustments:
Acquisition and integration costs and related fair value adjustments	(0.3)%	(3.8)	1.0	(0.07)	0.1%	1.8	0.4	0.02
Acquisition-related intangible asset amortization	3.8%	53.8	13.0	0.61	3.8%	53.0	12.3	0.60
Field corrective actions	0.1%	1.4	0.4	0.01	—%	—	—	—
Regulatory compliance costs	0.6%	8.7	1.8	0.10	0.5%	6.1	1.6	0.07
Special charges	1.2%	16.6	3.5	0.19	0.8%	11.5	2.8	0.13
Tax law and method changes	—%	—	—	—	—%	—	1.0	(0.02)
Debt refinancing costs	—%	16.1	3.7	0.18	—%	—	—	—
Loss on disposition of business	—%	0.4	0.1	0.01	—%	—	—	—
Pension settlement expense	—%	8.5	2.0	0.10	—%	—	—	—
Litigation settlement	—%	(1.2)	(0.3)	(0.01)	—%	—	—	—
Adjusted Basis	17.2%	$199.9	$37.9	$2.41	16.1%	$182.7	$36.7	$2.16

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31, 2020	September 30, 2019
ASSETS
Current Assets
Cash and cash equivalents	$290.5	$214.1
Restricted cash	—	419.7
Trade accounts receivable, net of allowances of $20.8 and $20.6 as of March 31, 2020 and September 30, 2019	655.4	653.3
Inventories, net of reserves	265.5	269.6
Other current assets	130.3	106.7
Total current assets	1,341.7	1,663.4
Property, plant and equipment	841.2	829.6
Less accumulated depreciation	(546.8)	(532.8)
Property, plant and equipment, net	294.4	296.8
Goodwill	1,805.7	1,800.9
Other intangible assets and software, net	1,006.5	1,033.5
Deferred income taxes	32.6	33.1
Other assets	166.2	91.3
Total Assets	$4,647.1	$4,919.0
LIABILITIES
Current Liabilities
Trade accounts payable	$224.7	$197.6
Short-term borrowings	245.6	660.4
Accrued compensation	98.5	130.4
Accrued product warranties	29.0	29.7
Accrued rebates	47.5	47.7
Deferred revenue	105.7	107.3
Other current liabilities	134.4	95.2
Total current liabilities	885.4	1,268.3

Long-term debt	1,864.4	1,783.1
Accrued pension and postretirement benefits	100.8	80.8
Deferred income taxes	123.7	143.0
Other long-term liabilities	123.9	70.5
Total Liabilities	3,098.2	3,345.7
Commitments and Contingencies
SHAREHOLDERS' EQUITY
Capital Stock:
Preferred stock - without par value: Authorized - 1,000,000; none issued or outstanding
Common stock - without par value: Authorized - 199,000,000	4.4	4.4
Issued: 88,457,634 shares as of March 31, 2020 and September 30, 2019; Outstanding: 66,527,730 as of March 31, 2020 and 66,625,011 as of September 30, 2019
Additional paid-in capital	644.4	637.4
Retained earnings	2,025.2	1,967.4
Accumulated other comprehensive loss	(223.6)	(182.5)
Treasury stock, common shares at cost: 21,929,904 as of March 31, 2020 and 21,832,623 as of September 30, 2019	(901.5)	(853.4)
Total Shareholders’ Equity	1,548.9	1,573.3
Total Liabilities and Shareholders' Equity	$4,647.1	$4,919.0

Hill-Rom Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Six Months Ended March 31
	2020	2019
Operating Activities
Net income	$86.7	$91.7
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by operating activities:
Depreciation and amortization of property, plant, equipment and software	34.1	36.4
Acquisition-related intangible asset amortization	53.8	53.0
Amortization of debt discounts and issuance costs	2.1	3.2
Loss on extinguishment of debt	15.6	—
Benefit for deferred income taxes	(8.4)	(8.2)
Loss (Gain) on disposal of property, equipment, intangible assets, and impairments	1.2	(0.2)
Stock compensation	19.0	16.9
Other operating activities	12.4	(4.1)
Change in working capital excluding cash, current debt, acquisitions and dispositions:
Trade accounts receivable	12.2	24.0
Inventories	(1.7)	(1.5)
Other current assets	(23.6)	3.7
Trade accounts payable	6.3	(6.6)
Accrued expenses and other liabilities	(55.2)	(54.3)
Other assets and liabilities	2.2	4.2
Net cash, cash equivalents and restricted cash provided by operating activities	156.7	158.2
Investing Activities
Purchases of property, plant, equipment and software	(46.1)	(31.4)
Proceeds on sale of property and equipment	1.4	3.1
Payment for acquisition of business, net of cash acquired	(13.1)	—
Payment for acquisition of intangible assets	—	(17.1)
Payments for acquisition of investments	—	(26.6)
Other investing activities	(0.1)	0.2
Net cash, cash equivalents and restricted cash used in investing activities	(57.9)	(71.8)
Financing Activities
Payment of long-term debt	(25.1)	(0.1)
Borrowings on Revolving Credit Facility	190.0	110.0
Payments on Revolving Credit Facility	(85.0)	(105.0)
Borrowings on Securitization Facility	13.2	4.9
Payments on Securitization Facility	(17.7)	(4.9)
Borrowings on Note Securitization Facility	32.6	37.5
Payments on Note Securitization Facility	(21.2)	(28.4)
Prepayment premium on extinguishment of 5.75% Notes	(12.2)	—
Redemption of 5.75% Notes	(425.0)	—
Cash dividends	(28.7)	(27.4)
Proceeds on exercise of stock options	5.7	8.6
Stock repurchases for stock award withholding obligations	(15.8)	(4.0)
Stock repurchases in the open market	(54.1)	(75.0)
Other financing activities	3.9	3.7
Net cash, cash equivalents and restricted cash used in financing activities	(439.4)	(80.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2.7)	(2.3)
Net Cash Flows	(343.3)	4.0
Cash, Cash Equivalents and Restricted Cash:
At beginning of period	633.8	183.0
At end of period	$290.5	$187.0